Exhibit 10.9

INTERNAP NETWORK SERVICES CORPORATION
2014 STOCK INCENTIVE PLAN

STOCK OPTION CERTIFICATE

1.           Grant of Option. Internap Network Services Corporation, a Delaware corporation (the “Company”), hereby grants to the optionee (“Optionee”) named in the Notice of Grant of Stock Option (the “Notice”), an option (the “Option”) to purchase the total number of shares of stock (the “Shares”) set forth in the Notice, at the exercise price per share (the “Exercise Price”) set forth in the Notice, subject to the terms, definitions and provisions of the Internap Network Services Corporation 2014 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference, and the terms of this Stock Option Certificate (the “Certificate”) and Plan Prospectus. Unless otherwise defined herein, terms not defined in this Certificate shall have the meanings ascribed to them in the Plan. In the event of a conflict between the terms and conditions of the Plan and those of this Certificate, the terms and conditions of the Plan shall prevail. This Option is a non-qualified stock option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.           Vesting and Exercise Period.

2.1           Exercise Period of Option. An Option may only be exercised after it has vested. Provided Optionee is an Eligible Employee or a Director, an Option shall become exercisable as to portions of the Shares pursuant to the vesting schedule set forth in the Notice. Once vested, an Option may be exercised at any time on or before the expiration date set forth in the Notice (the “Expiration Date”) only in accordance with the Plan and the terms of this Certificate.

2.2           Expiration. In the event of Optionee’s death, disability or other termination of employment or service with the Company, the exercisability of the Option is governed by Section 4 below. In no event may Optionee exercise this Option after the Expiration Date.

3.           Manner of Exercise.

3.1           Exercise Notification. To exercise this Option either through a cash or cashless exercise, Optionee must contact E*Trade Financial by accessing Optionee’s online account at www.etrade.com or by calling 1-800-838-0908. This Option shall be deemed to be exercised: (a) in the case of a cashless exercise, upon execution of the underlying trade or (b) in the case of a cash exercise, upon placement and acceptance of the trade order.

3.2           Tax Withholding. As a condition to the exercise of this Option, Optionee must make adequate provision for federal, state and other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company or otherwise.

3.3           Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised for a fraction of a Share.

3.4           Payment. Payment of the Exercise Price may be by any of the following, or a combination thereof, at the election of Optionee:

 (a)          cash;

 (b)           check;

 (c)           surrender of other shares of Company common stock; or

 (d)           through a cashless exercise executed by E*Trade Financial whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby E*Trade Financial commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

3.5           Issuance of Shares. Provided that Optionee has satisfied the exercise notification procedure set forth above and payment in acceptable form has been made, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee or Optionee’s legal representative.

4.           Termination.

4.1           Termination for Any Reason Except Death or Disability. If Optionee’s employment with or service as a director to the Company terminates for any reason other than death or disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of termination, may thereafter be exercised by Optionee no later than three (3) months after the date of termination, but in any event no later than the Expiration Date.

4.2           Termination Because of Death or Disability. If Optionee’s employment with or service as a director to the Company terminates because of death or disability (as defined in Section 22(e) of the Internal Revenue Code of 1986, as amended) of Optionee, the Option, to the extent (and only to the extent) that it is exercisable by Optionee on the date of such termination, may thereafter be exercised by Optionee (or Optionee’s legal representative) no later than twelve (12) months after the date of such termination, but in any event no later than the Expiration Date.

4.3           No Obligation to Employ. Nothing in this Certificate or the Plan shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or limit in any way the right of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

4.4           Employment Security Plan. In the event that Optionee participates in the Company’s Employment Security Plan (the “ESP”) or is a party to an Employment Security Agreement (an “ESA”) and there exists a conflict between the Plan or this Certificate and any term or condition of the ESP or ESA, as the case may be, the terms and conditions of the Plan or this Certificate shall prevail.

5.           Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a beneficiary who, in the event of the death or disability of the Optionee, shall thereafter be entitled to exercise the Option.

6.           Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the date of grant. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO OPTIONEE. OPTIONEE IS RESPONSIBLE FOR CONSULTING A TAX ADVISER AS TO THE APPLICABLE TAX LAWS OF THE JURISDICTION(S) IN WHICH OPTIONEE RESIDES OR

MAY BE SUBJECT TO TAX BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THAT TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

  6.1           Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or former employee of the Company, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

  6.2           Disposition of Shares. If the Shares are held for more than twelve (12) months after the date of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

7.             Rights as a Stockholder. Neither Optionee nor any of Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until Optionee or Optionee’s successor in interest exercises the Option and pays the Exercise Price.

8.             Interpretation. Any dispute regarding the interpretation of this Certificate shall be submitted by Optionee or the Company to the Compensation Committee for review. The resolution of such a dispute by the Compensation Committee shall be final and binding on the Company and Optionee.
9.             Governing Law. This Certificate shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

10.           Entire Agreement. The Plan, Notice and Prospectus are hereby incorporated by reference and made a part hereof. This Certificate, Plan, Notice and Prospectus constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

11.           Successors and Assigns. The Company may assign any of its rights under this Certificate. This Certificate shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Certificate shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, sucessors and assigns.

12.           Amendments. This Certificate may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

13.           Acceptance. By executing the Notice, Optionee acknowledges receipt of a copy of the Plan, Notice and Prospectus and this Certificate and that Optionee has read and understands the terms and provisions hereof and thereof, and accepts the Option subject to all the terms and conditions of the Plan, Notice and Prospectus and this Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

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